EXHIBIT 10.2

AMENDMENT NUMBER ONE TO NON-COMPETITION AGREEMENT

OF LORI H. MITCHELL

This Amendment Number One to Non-Competition Agreement (this “Agreement”) is made as of the 21st day of February, 2007 (the “Amendment Date”) by and among Complete Tower Sources, Inc., a Louisiana corporation (the “Company”), Ayin Holding Company Inc., a Delaware corporation (the “Purchaser”), and Lori H. Mitchell (the “Seller”).  All capitalized terms not otherwise defined herein shall have the meaning given to them in that certain Stock Purchase Agreement, dated as of June 20, 2006, by and among the Company, the Purchaser and the Seller (the “Stock Purchase Agreement”).

R E C I T A L S

A.            The Seller and the Company are parties to that certain Non-Competition Agreement dated the 15th day of August 2006 (the “Non-Competition Agreement”) and wish to amend same as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1.             Section 1.2 of the Non-Competition Agreement is deleted and restated in its entirety as follows:

Non-competition.  For a period of five (5) years from the date of this Agreement or, if longer, for a period beginning on the date of this Agreement and ending three (3) years after the Employment Agreement’s Expiration Date (as defined in the Employment Agreement), (the “Restricted Period”), Seller shall not, on its own behalf or on behalf of others (except for the benefit of Purchaser), directly or indirectly, own, manage, operate, control, invest in, or participate in the ownership, management, operations, or control of, lend Seller’s name or any similar name to, any person, entity or business engaged in the Business in the Territory.  Notwithstanding the foregoing: (i) the noncompetition restrictions set forth in this Section 1.2 and applicable during the Restricted Period (and only such restrictions) shall terminate and be of no further force and effect upon the occurrence of Ayin Holding Company Inc.’s failure to make a payment under the Notes (as that term is defined under the Stock Purchase Agreement) where such payment is not prohibited by applicable loan agreements to which Ayin Holding Company Inc. or Charys is a party, and (ii) Seller shall not be prohibited from having beneficial ownership of up to 2% of the equity interest of any business entity, the equity securities of which are registered under the Securities Exchange Act of 1934, as amended.

2.             All of the other terms and conditions of the Non Competition Agreement remain in full force and effect.

3.             This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.  Additionally, this Letter Agreement may be executed and delivered by facsimile transmission.

[Signatures on Next Page]

COMPLETE TOWER SOURCES, INC.:

By:	/s/ Lori H. Mitchell
Name:	Lori H. Mitchell
Title:	President

AYIN HOLDING COMPANY INC.

By:	/s/ Billy V. Ray, Jr.
Name:	Billy V. Ray, Jr.
Title:	Chairman

EXECUTIVE:

/s/ Lori H. Mitchell
Name:	Lori H. Mitchell